Exhibit 23.2

DeGolyer and MacNaughton

5001 Spring Valley Road

Suite 800 East

Dallas, Texas 75244

August 3, 2023

ConocoPhillips

925 N. Eldridge Parkway

Houston, Texas 77079

Ladies and Gentlemen:

We hereby consent to the use of the name DeGolyer and MacNaughton and to references to DeGolyer and MacNaughton as an independent petroleum engineering consulting firm under the caption “Experts” in the Registration Statement on Form S-3 for the registration of debt and equity securities of ConocoPhillips and ConocoPhillips Company. We also hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of the DeGolyer and MacNaughton process review letter dated February 16, 2023, which appears in ConocoPhillips’ Annual Report on Form 10-K for the year ended December 31, 2022, to be filed with the United States Securities and Exchange Commission on or about August 3, 2023.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716